TRIDEX CORPORATION
                 EXHIBIT 21.1 SUBSIDIARIES OF TRIDEX CORPORATION


                                    Jurisdiction of                  Percentage
Name                                Incorporation        Owner         Owned
-------------------------------     ---------------      ------      ----------

Allu Realty Trust*                  Massachusetts        Tridex        100%

RIL Corporation*                    Connecticut          Tridex        100%

Ultimate Technology Corporation     New York             Tridex        100%

*Inactive


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